Exhibit 16  Letter on Change in Certifying Accountant

                             Kurt D. Saliger, C.P.A.
                                Las Vegas, Nevada

                                  July 27, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Re: OTC Dreamwerks, Inc.
File No.: 0-33177

Dear Sir or Madam:

     I have read Item 8 of the Form 10K-SB of OTC Dreamwerks, Inc. dated July 27, 2003 and agree with the statements relating only to Kurt D. Saliger, C.P.A., contained therein.

/s/Kurt D. Saliger, C.P.A.
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Kurt D. Saliger, C.P.A.